Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement
under
The Securities Act of 1933

PHILADELPHIA CONSOLIDATED HOLDING CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-2202671

(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

One Bala Plaza, Suite 100, Bala Cynwyd, Pennsylvania	19004

(Address of principal executive offices)	(Zip Code)

Philadelphia Consolidated Holding Corp.
Employee’s Stock Option Plan (Amended and Restated effective March 24, 2002 and further Amended effective March 24, 2004)

(Full title of the plan)

Mr. James J. Maguire, Jr.
Chief Executive Officer
or
Mr. Craig P. Keller, Secretary
Philadelphia Consolidated Holding Corp.
One Bala Plaza, Suite 100
Bala Cynwyd, Pennsylvania 19004

(Name and address of agent for service)

(610) 617-7900

(Telephone number, including area code, of agent for service)

Copies to:

Michael M. Sherman, Esquire
Wolf, Block, Schorr and Solis-Cohen LLP
1650 Arch Street - 22nd Floor
Philadelphia, PA 19103-2097
(215) 977-2236
FAX: (215) 977-2334

Item 8. Exhibits.
SIGNATURES AND POWER OF ATTORNEY
EXHIBIT INDEX
AMENDMENT TO EMPLOYEE'S STOCK OPTION PLAN
OPINION AND CONSENT OF COUNSEL
CONSENT OF INDEPENDENT ACCOUNTANTS

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum	Amount of
Securities to be	Amount to be	Offering Price	Aggregate	Registration
Registered	Registered(1)	Per Share(2)	Offering Price	Fee
Common Stock, No par value	2,000,000	$56.90	$113,800,000	$14,418.46

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based on the average of the high and low prices of Philadelphia Consolidated Holdings Corp.’s common stock on the Nasdaq National Market on May 4, 2004.

INCORPORATION BY REFERENCE

     Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, the contents of the registrant’s registration statement on Form S-8 (Commission File No. 333-91218) are incorporated herein by reference.

Item 8. Exhibits.

Exhibit
No.	Description of Exhibit
4.1	Philadelphia Consolidated Holding Corp. Employee’s Stock Option Plan (Amended and Restated Effective March 24, 2002) (Incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-8 (Commission File No. 333-91218) filed on June 26, 2002.)

4.2*	Amendment to the Philadelphia Consolidated Holding Corp. Employee’s Stock Option Plan (Effective March 24, 2004).

5*	Opinion and Consent of Wolf, Block, Schorr and Solis-Cohen LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Wolf, Block, Schorr and Solis-Cohen LLP (contained in the opinion filed as Exhibit 5).

24*	Power of Attorney (contained on the signature page of this registration statement).

*	Filed electronically herewith

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bala Cynwyd, Commonwealth of Pennsylvania, on this 7th day of May, 2004.

PHILADELPHIA CONSOLIDATED HOLDING CORP.

By:	James J. Maguire, Jr.

James J. Maguire, Jr.
President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Maguire, Jr. and Craig P. Keller, and each of them, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including, without limitation, post-effective amendments to this registration statement), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on the date indicated.

Signature	Title	Date
James J. Maguire, Jr.	President,	May 7, 2004
Chief Executive Officer and Director
James J. Maguire, Jr.	(Principal Executive Officer)

Craig P. Keller	Executive Vice President, Secretary,	May 7, 2004
Treasurer and Chief Financial
Craig P. Keller	Officer (Principal Financial and Accounting Officer)

James J. Maguire	Chairman of the Board of Directors,	May 7, 2004
Director
James J. Maguire

Signature	Title	Date
Sean S. Sweeney	Executive Vice President and	May 7, 2004
Director
Sean S. Sweeney

Michael J. Cascio	Director	May 7, 2004

Michael J. Cascio

Elizabeth H. Gemmill	Director	May 7, 2004

Elizabeth H. Gemmill

William J. Henrich, Jr.	Director	May 7, 2004

William J. Henrich, Jr.

Margaret M. Mattix	Director	May 7, 2004

Margaret M. Mattix

Maureen H. McCullough	Director	May 7, 2004

Maureen H. McCullough

Director

Michael J. Morris

Donald A. Pizer	Director	May 7,2004

Donald A. Pizer

Dirk A. Stuurop	Director	May 7, 2004

Dirk A. Stuurop

J. Eustace Wolfington	Director	May 7, 2004

J. Eustace Wolfington

EXHIBIT INDEX

Exhibit No.	Document	Method of Filing
4.1	Philadelphia Consolidated Holding Corp. Employee’s Stock Option Plan (Amended and Restated Effective March 24, 2002) (Incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-8 (Commission File No. 333-91218) filed on June 26, 2002.)

4.2	Amendment to the Philadelphia Consolidated Holding Corp. Employee’s Stock Option Plan (Effective March 24, 2004).	*

5	Opinion and Consent of Wolf, Block, Schorr and Solis-Cohen LLP.	*

23.1	Consent of PricewaterhouseCoopers LLP.	*

23.2	Consent of Wolf, Block, Schorr and Solis-Cohen LLP (contained in the opinion filed as Exhibit 5).	*

24	Power of Attorney (contained on the signature page of this registration statement).	*

*	Filed electronically herewith.